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                                                                   EXHIBIT 10.25

                           Photoelectron Corporation
                                 5 Forbes Road
                        Lexington, Massachusetts 02173

                                                               February 28, 1998



Peter M. Nomikos
c/o Aegeus Shipping Co., Ltd.
Tanpy Building
17-19 Akti Miaouli
Greece

Dear Mr. Nomikos:

     Reference is made to the Photoelectron Corporation Amended and Restated Convertible Note Purchase Agreement (originally dated as of July 11, 1991) dated as of August 8, 1996 among Photoelectron Corporation, PYC Corporation and Peter
M. Nomikos (the "Agreement") and the Photoelectron Corporation 8% Subordinated Convertible Note Due 1998 (the "Note"). Capitalized terms used herein shall have the meanings set forth in the Agreement.

     The undersigned desire to set forth in writing their oral agreement as of March 29, 1998 with respect to an amendment to the terms of the Note and the Agreement and believe that such amendment is in the best interest of each of the undersigned.

     The undersigned acknowledge that (i) pursuant to Section 3.01(b) of the Agreement, at the option of the holder of the Note, all of the accrued and unpaid interest on the Note may be converted in accordance with the terms of the Agreement at any time into fully paid and non-assessable shares of Common Stock and (ii) pursuant to the Note, interest accrues on March 31, June 30, September 30 and December 31 of each year.

     In order to clarify the understanding of the undersigned parties with respect to the foregoing provisions of the Agreement and the Note, the undersigned agree that notwithstanding the accrual of interest on the Note on the dates set forth in the preceding paragraph, no interest that accrues on such dates during a calendar year may be converted by the holder of the Note into Common Stock until July 31, 1998.

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     Except as clarified above, the Agreement and the Note are hereby confirmed in their entirety. This letter agreement which taken together shall constitute one and the same instrument, and any party hereto may execute this letter agreement by signing any such counterpart.

                                             Sincerely,

                                             PHOTOELECTRON CORPORATION

                                             /s/ Peter E. Oettinger
                                             ----------------------------------
                                             By:  Peter E. Oettinger
                                             Its: Vice President and
                                                  Chief Operating Officer

Acknowledged and Agreed:

/s/ Peter M. Nomikos
----------------------------
Peter M. Nomikos

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